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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 15, 1999
                                  -------------




                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    New York
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

              0-21168                             13-3253392
      ------------------------         ------------------------------------
      (Commission File Number)         (IRS Employer Identification Number)

                  5 East 80th Street, New York, New York 10021
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 717-6544
                                                           --------------




                                Page 1 of 106 pages

                         Exhibit Index located on page 5



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ITEM 5.  OTHER EVENTS

  Private Placement of Convertible Preferred Stock and Warrants

         On June 15, 1999, the Company completed a private placement of 40,000 shares of a newly-authorized series of the Company's preferred stock, designated as Class B Series 2 preferred stock (the "Series 2 Stock"), at a purchase price of $100 per share. The shares of Series 2 Stock issued on that date are convertible at the option of the holder into shares of common stock at an initial conversion price of $7.25 per share, subject to downward adjustment for stock splits, combinations and similar recapitalizations affecting the Company's common stock and in certain circumstances involving the issuance of shares of the Company's common stock at prices below $7.25 per share. The Series 2 Stock is redeemable, if not sooner converted, on the third anniversary of the initial issue date for a cash payment of $115 per share, subject to the Company's right to extend the redemption date to the fifth anniversary of the initial date. In the event of such an extension, the Series 2 Stock will accrue dividends during the extension period at an annual rate of 8%, which in turn may be converted into additional shares of common stock. The terms of the Series 2 Stock also provide for involuntary conversion at the option of the Company after the six month anniversary of the initial issue date in the event that the market price of the Company's common stock is equal to or greater than 150% of the conversion price of the Series 2 Stock for 10 consecutive trading days and the shares of common stock issuable upon the conversion of the Series 2 Stock have been registered for resale under the Securities Act of 1933. The holders of the Series 2 Stock have no voting rights until and unless the Series 2 Stock is converted into common stock.

         The holder of the Series 2 Stock also received an aggregate of 270,690 five-year warrants to purchase shares of the Company's common stock. The warrants have an initial exercise price of $8.25 per share, which may be subject to downward adjustment similar to that of the Series 2 Stock. The Company may also compel the involuntary exercise of the options after six months in the event that the market price of the Company's common stock is equal to or greater than 200% of the option exercise price for 20 consecutive trading days and such underlying common stock has been registered for resale under the Securities Act of 1933.

         The Company also agreed to issue and sell an additional 40,000 shares of Series 2 Stock and warrants to purchase 270,690 shares of the Company's common stock to the same holder at a second closing. The second closing is subject to a number of conditions, including the effectiveness of a registration statement for the resale of the shares of common stock issuable upon conversion of the Series 2 Stock. The terms of the Series 2 Stock to be sold at the second closing would be identical to those described above except that the conversion price would be equal to the lower of $7.25 per share or 90% of the average closing bid price of the common stock over the five consecutive trading days ending on the date prior to the second closing date. The terms of the warrants to be sold at the second closing would be identical to the warrant terms described above except that the exercise price would be equal to the lower of $8.25 per share or 100% of the average closing bid price of the


                                        2
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common stock over the five consecutive trading days ending on the date prior to the second closing date. The Company may elect in its discretion not to proceed with the second closing if the conversion price of the convertible preferred stock to be sold would be less than $7.25 per share or if the exercise price of the warrants to be sold would be less than $8.25 per share.

         In connection with this private placement, the Company has agreed to register the shares of its common stock issuable upon the conversion of the Series 2 Stock and warrants for resale under the Securities Act of 1933 and to use its best efforts to maintain the effectiveness of such registration statement until the date that all of the shares of common stock issuable upon the conversion of the Series 2 Stock and warrants have been sold or such date as such shares may be sold without registration.

         Pursuant to Item 601(b)(4) of Regulation S-K promulgated under the Securities Act of 1933, the Company is filing the Preferred Stock Purchase Agreement, the Warrant Agreement, the Certificate of Amendment to the Certificate of Incorporation of the Company and the Company's Press Release as Exhibits 4.1, 4.2, 4.3 and 4.4 respectively, to this report.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits


4.1 Preferred Stock Purchase Agreement, dated as of June 11, 1999, by and between Chromatics Color Sciences International, Inc. and LB I Group Inc.

4.2 Warrant Agreement, dated as of June 11, 1999, by and between Chromatics Color Sciences International, Inc. and LB I Group Inc.

4.3 Certificate of Amendment to the Certificate of Incorporation of Chromatics Color Sciences International, Inc., filed June 16, 1999.

99.1 Chromatics Color Sciences International, Inc. Press Release, dated June 14, 1999.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHROMATICS COLOR SCIENCES
                                            INTERNATIONAL, INC.


                                            By: /s/ Darby S. Macfarlane
                                                ------------------------------
                                                Name: Darby S. Macfarlane
                                                Title: Chief Executive Officer

Date:  June 30, 1999


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                                  EXHIBIT INDEX


4.1 Preferred Stock Purchase Agreement, dated as of June 11, 1999, by and between Chromatics Color Sciences International, Inc. and LB I Group Inc.

4.2 Warrant Agreement, dated as of June 11, 1999, by and between Chromatics Color Sciences International, Inc. and LB I Group Inc.

4.3 Certificate of Amendment to the Certificate of Incorporation of Chromatics Color Sciences International, Inc., filed June 16, 1999.

99.1 Chromatics Color Sciences International, Inc. Press Release, dated June 14, 1999.


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